EXHIBIT 4.2(a)

Long Term Note/Note A

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  PLEASE CONTACT ANITA MOSELEY, SECRETARY OF THE COMPANY, AT PHONE NUMBER (303) 802-2599 FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

$1,595,000 Principal Amount	November 2, 2004

SENIOR SECURED NOTE

EVOLVING SYSTEMS, INC.

FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the “Maker”), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 (“Payee”), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of ONE MILLION, FIVE HUNDRED NINETY-FIVE THOUSAND DOLLARS ($1,595,000) in lawful money of the United States of America.

1.             Definitions; Interpretations.  In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires.  Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

2.             Payments of Principal.  The outstanding principal (including amounts added to principal pursuant to Section 3 below)under this Note shall be due and payable in installments as set forth below at the aforesaid address of Payee or such other place as Payee may designate:

Payment Date	Amount
March 31, 2006	$178,853
June 30, 2006	$415,100
December 31, 2006	$190,866
March 31, 2007	$249,594
June 30, 2007	$415,100
Maturity Date	All outstanding amounts hereunder, whether principal, interest or otherwise

3.             Pre-Default Interest Rate.  So long as no Event of Default (as hereinafter defined) has occurred and is continuing, and subject to the provisions of Section 4 of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Eleven Percent (11%) (the “Pre-Default Interest Rate”).  From the date of this Note until December 31, 2005, on each Payment Date the principal balance of this Note shall be increased by an amount equal to the amount of interest that would be payable at the Pre-Default Interest Rate with respect to this Note accruing on and after the issuance of this Note.  Commencing with and including March 31, 2006, the amount of interest accruing at the Pre-Default Interest Rate shall be paid in cash on a quarterly basis on each Payment Date.  To the extent not paid, all interest shall be compounded quarterly.

4.             Additional Interest.  From and after the second anniversary of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Fourteen Percent (14%).

5.             Post-Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default the outstanding principal balance of this Note shall bear interest at the rate per annum equal to Fourteen Percent (14%) (the “Default Rate”).  However, if at any time the Libor Adjusted Rate shall ever exceed the Default Rate, then following the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to the Adjusted Libor Rate.

6.             Optional Prepayment.  From and after the date hereof, if there is:  (a) no Convertible Note outstanding or (b) a Convertible Note outstanding and the holder thereof declines to accept a prepayment under the corresponding section of the Convertible Note, then Maker may prepay this Note in whole or in part at any time.  There shall be no premium or penalty in connection with any prepayment.  Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment.  Each such prepayment shall be applied first against accrued and unpaid interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

7.             Mandatory Prepayments.

(a)           Within forty-five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the “Aggregate Quarterly Closing Balance”).  Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business.  Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in an amount up to the amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the “Account Prepayment Amount”) to the extent, if any, in excess of the amount paid to the Convertible Notes or B-1 Notes under the corresponding sections of the Convertible Notes or B-1 Notes, as applicable, such payment to be allocated pro rata among the A Notes held by Payees who have requested such payment, and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from

Payee.  Such prepayment shall be applied first against  accrued interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

(b)           On or before the date that is ten (10) business days prior to Maker’s mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the “Transaction Notice”).  The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction.  In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee may exercise its rights at set forth in this Section 7(b).  Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately.  Upon receipt of written notice from Payee, Maker shall pay to Payee said amounts within two (2) business days; provided that Payee must exercise the payment option set forth in this Section 7(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

8.             Security.

(a)           As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on:  (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement).  Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware.  The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee’s security interest granted in this Section 8 and under the Security Agreement and Pledge Agreement.

(b)           The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance.  Upon the occurrence of such an event and written notice thereof to the Payee:

(i)            the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

(ii)           the negative covenants set forth in Sections 10(b), 10(c), 10(d), 10(f), 10(j) and 10(k) of this Note shall terminate;

(iii)          the negative covenants set forth in Section 10(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 10(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

(iv)          the negative covenant in Section 10(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

(v)           the negative covenant in Section 10(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker’s Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 10(i)), provided that such investments do not exceed 5% of the Maker’s net worth at the time of such Investments.

The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker’s expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

9.             Affirmative Covenants.  Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

(a)           Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker’s expense) access to its books and records and to any of its and its Subsidiaries’ properties or assets upon three (3) days’ advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 7 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement.  The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

(b)           Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as otherwise permitted under Section 10 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 9(c) would not reasonably be expected to have a Material Adverse Effect.

(d)           Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker’s Authorized Officers.

(e)           File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

(f)            Operate Maker’s Business (as defined in Section 10(m) of this Note) in the ordinary course of business except as provided herein.

(g)           In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

10.           Negative Covenants.  Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

(a)           voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC (“TSE”);

(b)           pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a “Permitted Payment”):

(i)            prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 10(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the “TSE Promissory Notes”); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or (C) any Indebtedness of Evolving Systems Holdings Limited (“ESHL”) or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 2 of this Note;

(ii)           dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

(iii)          payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

(iv)          dividends or distributions payable by any of Maker’s Subsidiaries to the Maker;

(v)           dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

(vi)          dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

(vii)         regularly scheduled payments of principal on Indebtedness permitted under Section 10(e) (excluding Sections 10(e)(iii) through 10(e)(viii)) of this Note; and

(viii)        payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 10(e)(iii) through 10(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

(c)           purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 10(i) and Permitted Acquisitions;

(d)           (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

(i)            sales of inventory in the ordinary course of business;

(ii)           sales or liquidations of Investments permitted by Section 10(i);

(iii)          (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

(iv)          sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

(v)           Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

(vi)          sales, transfers or other dispositions that constitute a Change of Control;

(e)           create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following (“Permitted Indebtedness”):

(i)            Indebtedness outstanding on the date of this Note and listed on Schedule 2 hereto,  and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

(ii)           obligations under the Consideration Notes and the TSE Promissory Notes;

(iii)          inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited (“ESN”); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 10(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iv)          inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 10(i)(iii) of this Note, does not exceed $125,000 in any year;

(v)           inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

(vi)          inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

(vii)         inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

(viii)        inter-company Indebtedness owing by ESHL or any Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

(ix)           purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 10(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 10(g);

(x)            Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the “Working Capital Exclusion”);

(xi)           Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 10(e);

(xii)          (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 10(e)(xii) outstanding at any time does not exceed $1,000,000;

(xiii)         to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

(xiv)        Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

(xv)         Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section  10(i)(vii) of this Note does not exceed $12,500,000.

(f)            mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a “Permitted Lien”);

(i)            encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

(ii)           Liens that arise out of operation of law;

(iii)          easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

(iv)          Liens securing Indebtedness permitted under Section 10(e)(xii); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

(v)           Liens existing on the date hereof and listed on Schedule 2 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed,

(B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

(vi)          Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

(g)           make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker’s past practice, to be reflected in Maker’s financial statements in respect of any Capital Lease (“Lease Liability”) plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

(h)           enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

(i)            enter into or make any Investments, other than the following (each, a “Permitted Investment”):

(i)            Cash Equivalents;

(ii)           (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 10(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iii)          (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 10(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

(iv)          equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

(v)           (A) equity Investments existing as of the date hereof in ESHL or any of ESHL’s Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned

Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL’s Wholly Owned Subsidiaries;

(vi)          equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

(vii)         equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 10(e)(xv) of this Note, does not exceed $12,500,000; provided further that, the amount of such equity Investment shall not exceed 50% of the aggregate amount of the equity Investment made pursuant to this Section 10(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 10(e)(xv) of this Note;

(viii)        Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

(ix)           any Permitted Payments under Section 10(b) of this Note, without duplication;

(x)            any Permitted Indebtedness under Section 10(e) of this Note, without duplication; and

(j)            change its fiscal year;

(k)           establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

(l)            change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee’s rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

(m)          engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the “Maker’s Business”).

11.           Determination of Accretive.  In the event the Maker proposes to enter into an agreement to acquire another Person (the “Proposed Acquisition”), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition.  The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the “Accretive Calculation Disagreement Notice”) within twenty (20) calendar days of the receipt by the Payee of the

Financial Projections.  The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee’s calculation thereof) and the dollar amount of such disagreement.  The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note.  If the Maker does not notify the Payee of the Maker’s acceptance of the Payee’s position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements.  If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the “Unaffiliated Firm”) to resolve the matters set forth in the Accretive Calculation Disagreement Notice.  The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances.  The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive.  The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee.  The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee.  Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 11 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 11) in which event, the transaction shall be deemed not to be Accretive.

12.           Events of Default.

(a)           For purposes of this Note, an “Event of Default” shall have occurred hereunder if:

(i)            Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

(ii)           Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 12(a)(i) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

(iii)          Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

(iv)          (A)  This Note, any of the other Consideration Notes or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (B) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (C) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

(v)           If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

(vi)          If:  (i) as of June 30, 2005, Maker’s EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker’s Ratio of Indebtedness to EBITDA shall be greater than 4-to-1.  For purposes of calculating EBITDA for this Section 12(a)(vi), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.  For the purposes of calculating Indebtedness for this Section 12(a)(vi), Indebtedness shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.

(vii)         If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

(viii)        subject to Section 12(b) of this Note, if Maker shall have failed to have a Shelf Registration Statement filed and declared and maintained effective as provided under Section 5 of the Series B Designation (a “Registration Event of Default”).

Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely form a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

(b)           In the event that Payee transfers any portion of the outstanding principal balance of this Note to any Person (other than the Payee’s shareholders and Affiliates of such shareholders) and, at the time of transfer, Payee does not also transfer the greater of (i) a number of Registrable Shares at least equal to the product of the number of Registrable Shares then held by Payee, its shareholders or Affiliates of such shareholders multiplied by a fraction, the numerator of which is the amount of the outstanding principal balance of this Note transferred to such Person, and the denominator of which is the aggregate principal amount of all Consideration Notes held by Payee or (ii) at least 50,000 Registrable Shares (the “Share Transfer Minimum”) to such Person, Section 12(a)(viii) of this Note shall terminate with respect to the portion of this Note so transferred.  In the event Payee transfers any of the outstanding principal of this Note to any Person (other than Payee’s shareholders and Affiliates of such shareholders) and, at the time of transfer, also transfers to such Person at least the Share Transfer Minimum, the occurrence of a Registration Event of Default shall continue to constitute an Event of Default and such Person shall be entitled to exercise the remedies arising under this Note upon the occurrence and during the continuance of a Registration Event of Default.  Without limiting any of the foregoing and for purposes of clarity, for so long as this Note is held by Payee, its shareholders or the Affiliates of such shareholders (regardless of whether in the event of a transfer of this Note to any of Payee’s shareholders or the Affiliates of such shareholders the Payee simultaneously transfers the Share Transfer Minimum) the occurrence of a Registration Event of Default shall constitute an Event of Default and the remedies available to Payee upon the occurrence and during the continuance of an Event of Default shall continue unaffected with respect to the portion of this Note held by Payee, Payee’s shareholders and Affiliates of such shareholders.

13.           Consequences of Default.

(a)           Upon the occurrence and during the continuance of an Event of Default:

(i)            if there is:  (A) no Convertible Note outstanding or (B) a Convertible Note outstanding and the Payee thereof does not request a payment under the corresponding section of the Convertible Note, then, upon receipt of notice from the Payee (at Payee’s option), Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test date), regardless of whether the holders of A Notes requested any such payment at the time of calculation; and

(ii)           the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys’ fees and disbursements) incurred by

Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at Payee’s option, and by notice to Maker (except if an Event of Default described in Section 12(a)(iii) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

(b)           In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys’ fees.

14.           Remedies not Exclusive.  The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

15.           Additional Notes.

(a)           Allocation Notice.  On or before the date that is ten (10) business days prior to Maker’s mailing of a stockholder proxy and notice of a stockholder meeting in connection with the Initial Stockholder Meeting (as such term is defined in the Series B Designation), the Payee shall provide the Maker with written notice (the “Allocation Notice”) of its election to reallocate the aggregate outstanding principal amount and accrued interest of the A Notes (collectively, the “Allocable Amount”).  The Allocation Notice shall set forth the amounts of the Allocable Amount which (i) shall be allocated to Convertible Note, (ii) shall be allocated to B-1 Note and (iii) shall remain as outstanding principal of A Notes, as the case may be.  Subject to the limitations set forth in Section 15(b) of this Note, Payee shall have the sole discretion to allocate the Allocable Amount to the Convertible Note and to the B-1 Note and to leave outstanding as principal of the A Notes such amounts at they deem appropriate; provided that Payee shall allocate at least thirty percent (30%) of the Allocable Amount to the Convertible Note.

(b)           Limitation on Issuance of Convertible Note.  If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would result in the Payee, meeting or exceeding the Ownership Threshold, then the Payee shall allocate only that portion of the Allocable Amount to the Convertible Note that would not result in the Payee meeting or exceeding the Ownership Threshold and the portion of the Allocable Amount that is not allocable to the Convertible Note shall remain as outstanding principal of the A Notes.  If the Payee allocates a portion of the Allocable Amount to the Convertible Note and such allocation would not result in the Payee meeting or exceeding the Ownership Threshold, then such portion of the Allocable Amount shall be allocated to the Convertible Note and the balance of the Allocable Amount shall be allocated to the B-1 Note.  The aggregate principal amount and accrued interest allocated to the Convertible Note and the B-1 Note and remaining outstanding as A Notes shall be equal to the Allocable Amount at the time of delivery of the Allocation Notice.

(c)           Shareholder Vote.  Upon the occurrence of the Conversion Approval, Maker shall promptly execute and deliver to Payee: (x) if any principal amount of the A Note is to remain outstanding, an allonge to this Note, in form and substance acceptable to Payee, reducing the original principal amount of this Note to the pro rata amount to remain outstanding (without adjustment to the amortization schedule); (y) if an amount is allocated to the B-1 Note, B-1 Note reflecting a pro rata portion of the principal allocated to the B-1 Note and (z) Convertible Note reflecting the pro rata portion of principal amount allocated to the Convertible Note in the Allocation Notice (subject to the limitations set forth in Section 15(b)).  Delivery of the allonges and notes referenced in this Section 15(c) shall be accompanied by an opinion of counsel of Maker in form and substance satisfactory to Payee and its legal counsel.  If the Conversion Approval is not obtained, this Note shall remain issued and outstanding in accordance with the terms set forth herein and there shall be no conversion of the Allocable Amount to the Convertible Note or the B-1 Note.

(d)           Cancellation of A Notes.  If no principal amount is to remain outstanding under this Note, then this Note shall be cancelled upon receipt of duly executed Convertible Note and B-1 Note by Payee, and Payee shall mark this Note “cancelled” and return it to Maker.

(e)           Tax Characterization.  Maker and Payee agree that for Federal income tax purposes, the issuance of the Convertible Note and B-1 Note shall not be treated as a modification of the A Notes or as a taxable exchange under Section 1001 of the Internal Revenue Code, and Maker and Payee shall not take any position inconsistent therewith.

16.           Notices.  All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mount Pyramid Court, Suite 100 Englewood, Colorado 80112 Attention: Anita Moseley, General Counsel Tel: (303) 802-2599 Fax: (303) 802-1138

With copy to:	Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200

If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001

With copies to:

Advent International plc
123 Buckingham Palace Road
London SW1W 9SL
United Kingdom

Attn: James Brocklebank
Tel: 44.20.7333.5516
Fax: 44.20.7333.0801

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19103
Attention: Cary S. Levinson, Esq.
Tel: (215) 981-4091
Fax: (215) 981-4750

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

17.           Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.           Successors and Assigns; Assignment.  This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words “Payee” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.  Maker may not assign or transfer this Note, without the consent of Payee.  At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker’s business.  Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

19.           Entire Agreement.  This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

20.           Modification of Agreement.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

21.           Releases by Maker.  Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

22.           Waivers by Maker.  Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

23.           Revenue and Stamp Tax.  Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

24.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

25.           Limitations of Applicable Law.  Notwithstanding any provision contained herein, Maker’s liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law.  If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law.  Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding balance of principal or, if this Note shall theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

26.           Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each of Maker’s Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note.  Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer.  Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder.  Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

27.           Headings.  The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

28.           WAIVER OF JURY TRIAL.  MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE’S ADVANCING THE FUNDS UNDER THIS NOTE.

29.           ACKNOWLEDGEMENTS.  MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 28 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.

By:	/s/ Stephen K. Gartside, Jr.
Name:	Stephen K. Gartside, Jr.
Title:	President and Chief Executive Officer

Acknowledged and Agreed:

PAYEE:

Tertio Telecoms Group Ltd.

By:	/s/ James Brocklebank
Name: James Brocklebank
Title: Director

SCHEDULE 1
DEFINITIONS

“A Notes” means the Senior Secured Promissory Notes dated as of November 2, 2004, by Maker in favor of Payees in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payees which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

“Accretive” shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

“Adjusted Libor Rate” means the London Interbank Offering Rate for three-month deposits as reported under the heading “Money Rates” in the Eastern edition of the Wall Street Journal plus 800 basis points.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

“Authorized Officer” shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

“B-1 Note” means the Senior Secured Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-1, as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

“Capital Expenditures” shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

“Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Transaction” means any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker.

“Cash Equivalents” shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers’ acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least “A-2” by Moody’s or “A” by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody’s or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

“Change in Control” shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

“Compensation” means all salary and bonuses, but excludes any compensation under any equity incentive plan.

“Consideration Notes” means the collective reference to this Note, B-1 Note, Convertible Note and the Short Term Note.

“Consolidated Subsidiaries” shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms “Controlled by” and “under common Control with” shall have correlative meanings.)

“Conversion Approval” means the affirmative vote of the Maker’s stockholders at the Initial Stockholder Meeting (as defined in Section 4(b)(i) of the Series B Designation, approving (i) the issuance of twenty percent (20%) or more of the Common Stock of Maker to Payee and its stockholders in accordance with the terms of that certain Stock Purchase Agreement and (ii) an amendment to the Maker’s Certificate of Incorporation increasing the number of authorized shares of Common Stock of Maker.

“Convertible Note” shall mean the Senior Secured Convertible Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached hereto as Exhibit B-2, as it may be amended, restated or modified from time to time.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“EBITDA” shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

“Executive Officer” means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

“Financial Projections” shall mean written financial projections prepared by Maker and certified by Maker’s chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

“GAAP” means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

“Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation.  The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

“Indebtedness” shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Investment” shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

“Material Adverse Effect” shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

“Maturity Date” means December 31, 2007.

“Net Income” shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

“Ownership Threshold” means the minimum principal amount of Convertible Notes at which a conversion at the option of the holders of the Convertible Notes under the terms of the Convertible Notes of the entire outstanding principal amount of the Convertible Notes into fully paid and non-assessable shares of the Maker’s common stock, $.001 par value per share (the “Common Stock”), would permit the Payee, on a fully diluted basis, after assuming the conversion into Common Stock of all other Convertible Securities then held by the Payee, to hold an amount equal to or greater than 33% of all of the issued and outstanding Common Stock of the Maker.

“Non-Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

“Note Issue Date” shall mean the date on which this Note is issued.

“Option” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Payment Date” means each December 31, March 31, June 30 and September 30; provided that if any such Payment Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

“Permitted Acquisitions” means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker’s board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

“Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker’s obligations under the Consideration Notes.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement executed by Maker in favor of the Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Registrable Shares” shall have the meaning set forth with respect thereto in the Investor Rights Agreement of even date herewith.

“Security Agreement” means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Series B Designation” shall mean the Certificate of Designation of Maker’s Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

“Short Term Note” means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecoms Group, Ltd. and the parties listed therein.

“Stockholders” shall have the meaning given to such term in the Stock Purchase Agreement.

“Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

“Wholly Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

NOTE B-1

EXHIBIT B-1
B-1 NOTE

THIS NOTE CONTAINS ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  PLEASE CONTACT ANITA MOSELEY, SECRETARY OF THE MAKER, AT PHONE NUMBER (303) 802-2599 FOR THE ISSUE DATE OF THE NOTE, THE ORIGINAL ISSUE DISCOUNT IN THE NOTE AND THE YIELD TO MATURITY.

$ Principal Amount	, 2004

SENIOR SECURED NOTE

EVOLVING SYSTEMS, INC.

FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the “Maker”), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 (“Payee”), having an address at One Angel Square, Torrens Street, London EC1V 1 NY, United Kingdom, the principal sum of                                         Dollars ($                      ) in lawful money of the United States of America.

1.             Definitions; Interpretations.  In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires.  Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

2.             Payments of Principal.  The outstanding principal (including amounts added to principal pursuant to Section 3 below)under this Note shall be due and payable in installments as set forth below at the aforesaid address of Payee or such other place as Payee may designate:(1)

Payment Date	Amount
March 31, 2006	$1,340,000
June 30, 2006	$3,110,000
December 31, 2006	$1,430,000
March 31, 2007	$1,870,000
June 30, 2007	$3,110,000
Maturity Date	all outstanding amounts hereunder, whether principal, interest or otherwise

(1) If the principal amount of the loan is less than $11,950,000, the amortization schedule set forth in Section 2 shall apply regardless of the actual amount of the loan until full payment on the Note is made.

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3.             Pre-Default Interest Rate.  So long as no Event of Default (as hereinafter defined) has occurred and is continuing, and subject to the provisions of Section 4 of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Nine Percent (9%) (the “Pre-Default Interest Rate”).  From the date of this Note until December 31, 2005, on each Payment Date the principal balance of this Note shall be increased by an amount equal to the amount of interest that would be payable at the Pre-Default Interest Rate with respect to this Note accruing on and after the issuance of this Note.  Commencing with and including March 31, 2006, the amount of interest accruing at the Pre-Default Interest Rate shall be paid in cash on a quarterly basis on each Payment Date.  To the extent not paid, all interest shall be compounded quarterly.

4.             Additional Interest.  From and after the second anniversary of this Note, the outstanding principal balance of this Note shall bear interest at a rate per annum equal to Twelve Percent (12%).

5.             Post-Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to Twelve Percent (12%) (the “Default Rate”).  However, if at any time the Libor Adjusted Rate shall ever exceed the Default Rate, then following the occurrence and during the continuance of an Event of Default, the outstanding principal balance of this Note shall bear interest at the rate per annum equal to the Adjusted Libor Rate.

6.             Optional Prepayment.  From and after the date hereof, if there is:  (a) no Convertible Note outstanding or (b) a Convertible Note outstanding and the holder thereof declines to accept a prepayment under the corresponding Section of the Convertible Notes, then Maker may prepay this Note in whole or in part at any time.  There shall be no premium or penalty in connection with any prepayment.  Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment.  Each such prepayment shall be applied first against accrued and unpaid interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

7.             Mandatory Prepayments.

(a)           Within forty five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balances for each of the deposit accounts of Maker as set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balances for all such accounts is the “Aggregate Quarterly Closing Balance”).  Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business.  Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in an amount up to the amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the “Account Prepayment Amount”) to the extent, if any, in excess of the amount paid to Convertible Notes under the corresponding section of the Convertible Notes, such payment to be allocated pro rata among the B-1 Notes held by Payees who have

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requested such payment, and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee.  Such prepayment shall be applied first, against accrued interest, if any, and then against principal outstanding under this Note in inverse order of maturity.

(b)           On or before the date that is ten (10) business days prior to Maker’s mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the “Transaction Notice”).  The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction.  In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee may exercise its rights at set forth in this Section 7(b).  Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately.  Upon receipt of written notice from Payee, Maker shall pay to Payee said amounts within two (2) business days; provided that Payee must exercise the payment option set forth in this Section 7(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

8.             Security.

(a)           As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on:  (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the Pledge Agreement).  Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware.  The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee’s security interest granted in this Section 8 and under the Security Agreement and Pledge Agreement.

(b)           The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance.  Upon the occurrence of such an event and written notice thereof to the Payee:

(i)            the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

(ii)           the negative covenants set forth in Sections 10(b), 10(c), 10(d), 10(f), 10(j) and 10(k) of this Note shall terminate;

(iii)          the negative covenants set forth in Section 10(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness

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described in Section 10(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

(iv)          the negative covenant in Section 10(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year, and

(v)           the negative covenant in Section 10(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker’s Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 10(i)), provided that such investments do not exceed 5% of the Maker’s net worth at the time of such Investments.

The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker’s expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

9.             Affirmative Covenants.  Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

(a)           Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker’s expense) access to its books and records and to any of its and its Subsidiaries’ properties or assets upon three (3) days’ advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 7 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement.  The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

(b)           Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as otherwise permitted under Section 10 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 9(c) would not reasonably be expected to have a Material Adverse Effect.

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(d)           Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker’s Authorized Officers.

(e)           File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

(f)            Operate Maker’s Business (as defined in Section 10(m) of this Note) in the ordinary course of business except as provided herein.

(g)           In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

10.           Negative Covenants.  Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

(a)           voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC (“TSE”);

(b)           pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a “Permitted Payment”):

(i)            prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 10(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the “TSE Promissory Notes”); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or (C) any Indebtedness of Evolving Systems Holdings Limited (“ESHL”) or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 2 of this Note;

(ii)           dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

(iii)          payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

(iv)          dividends or distributions payable by any of Maker’s Subsidiaries to the Maker;

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(v)           dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

(vi)          dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

(vii)         regularly scheduled payments of principal on Indebtedness permitted under Section 10(e) (excluding Sections 10(e)(iii) through 10(e)(viii)) of this Note; and

(viii)        payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 10(e)(iii) through 10(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

(c)           purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 10(i) and Permitted Acquisitions;

(d)           (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

(i)            sales of inventory in the ordinary course of business;

(ii)           sales or liquidations of Investments permitted by Section 10(i);

(iii)          (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

(iv)          sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

(v)           Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

(vi)          sales, transfers or other dispositions that constitute a Change of Control;

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(e)           create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following (“Permitted Indebtedness”):

(i)            Indebtedness outstanding on the date of this Note and listed on Schedule 2 hereto,  and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

(ii)           obligations under the Consideration Notes and the TSE Promissory Notes;

(iii)          inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited (“ESN”); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 10(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iv)          inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 10(i)(iii) of this Note, does not exceed $125,000 in any year;

(v)           inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

(vi)          inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

(vii)         inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

(viii)        inter-company Indebtedness owing by ESHL or any Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

(ix)           purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 10(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 10(g);

(x)            Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the “Working Capital Exclusion”);

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(xi)           Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 10(e);

(xii)          (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 10(e)(xii) outstanding at any time does not exceed $1,000,000;

(xiii)         to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

(xiv)        Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

(xv)         Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 10(i)(vii) of this Note, does not exceed $12,500,000;

(f)            mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a “Permitted Lien”);

(i)            encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

(ii)           Liens that arise out of operation of law;

(iii)          easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

(iv)          Liens securing Indebtedness permitted under Section 10(e)(vi); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

(v)           Liens existing on the date hereof and listed on Schedule 2 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

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(vi)          Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

(g)           make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker’s past practice, to be reflected in Maker’s financial statements in respect of any Capital Lease (“Lease Liability”) plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

(h)           enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

(i)            enter into or make any Investments, other than the following (each, a “Permitted Investment”):

(i)            Cash Equivalents;

(ii)           (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 10(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iii)          (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 10(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

(iv)          equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

(v)           (A) equity Investments existing as of the date hereof in ESHL or any of ESHL’s Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 10(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made

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after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any ESHL Wholly Owned Subsidiaries;

(vi)          equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

(vii)         equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when take together with the aggregate amount of Permitted Indebtedness under Section 10(e)(xv) of this Note, does not exceed $12,500,000; provided further that the amount of such equity Investments shall not exceed 50% of the aggregate amount of the equity Investment made pursuant to this Section 10(i)(vii) plus the aggregate amount of the Permitted Indebtedness permitted under Section10(e)(xv) of this Note;

(viii)        Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

(ix)           any Permitted Payments under Section 10(b) of this Note, without duplication;

(x)            any Permitted Indebtedness under Section 10(e) of this Note, without duplication; and

(j)            change its fiscal year;

(k)           establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

(l)            change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee’s rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

(m)          engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the “Maker’s Business”).

11.           Determination of Accretive.  In the event the Maker proposes to enter into an agreement to acquire another Person (the “Proposed Acquisition”), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition.  The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the “Accretive Calculation Disagreement Notice”) within twenty (20) calendar days of the receipt by the Payee of the Financial Projections.  The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee’s calculation thereof) and the dollar amount of such disagreement.  The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the

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Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note.  If the Maker does not notify the Payee of the Maker’s acceptance of the Payee’s position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements.  If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the “Unaffiliated Firm”) to resolve the matters set forth in the Accretive Calculation Disagreement Notice.  The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances.  The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive.  The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee.  The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee.  Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 11 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 11) in which event, the transaction shall be deemed not to be Accretive.

12.           Events of Default.

(a)           For purposes of this Note, an “Event of Default” shall have occurred hereunder if:

(i)            Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

(ii)           Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 12(a)(i) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

(iii)          Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or

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commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

(iv)         (A)  This Note, any of the other Consideration Notes or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (B) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (C) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

(v)          If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

(vi)         If:  (i) as of June 30, 2005, Maker’s EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005, as of the last day of any fiscal half year ending in any June or December, Maker’s Ratio of Indebtedness to EBITDA shall be greater than 4-to-1.  For purposes of calculating EBITDA for this Section 12(a)(vi), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.  For the purposes of calculating Indebtedness for this Section 12(a)(vi), Indebtedness shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.

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(vii)        If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

(viii)       subject to Section 12(b) of this Note, if Maker shall have failed to have a Shelf Registration Statement filed and declared and maintained effective as provided under Section 5 of the Series B Designation (a “Registration Event of Default”).

Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely from a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under this Stock Purchase Agreement.

(b)           In the event that Payee transfers any portion of the outstanding principal balance of this Note to any Person (other than the Payee’s shareholders and Affiliates of such shareholders) and, at the time of transfer, Payee does not also transfer the greater of (i) a number of Registrable Shares at least equal to the product of the number of Registrable Shares then held by Payee, its shareholders or Affiliates of such shareholders multiplied by a fraction, the numerator of which is the amount of the outstanding principal balance of this Note transferred to such Person, and the denominator of which is the aggregate principal amount of all Consideration Notes held by Payee or (ii) at least 50,000 Registrable Shares (the “Share Transfer Minimum”) to such Person, Section 12(a)(viii) of this Note shall terminate with respect to the portion of this Note so transferred.  In the event Payee transfers any of the outstanding principal of this Note to any Person (other than Payee’s shareholders and Affiliates of such shareholders) and, at the time of transfer, also transfers to such Person at least the Share Transfer Minimum, the occurrence of a Registration Event of Default shall continue to constitute an Event of Default and such Person shall be entitled to exercise the remedies arising under this Note upon the occurrence and during the continuation of a Registration Event of Default.  Without limiting any of the foregoing and for purposes of clarity, for so long as this Note is held by Payee, its shareholders or the Affiliates of such shareholders (regardless of whether in the event of a transfer of this Note to any of Payee’s shareholders or the Affiliates of such shareholders the Payee simultaneously transfers the Share Transfer Minimum) the occurrence of a Registration Event of Default shall constitute an Event of Default and the remedies available to Payee upon the occurrence and during continuation of an Event of Default shall continue unaffected with respect to the portion of this Note held by Payee, Payee’s shareholders and Affiliates of such shareholders.

13.           Consequences of Default.

(a)           Upon the occurrence and during the continuance of an Event of Default:

(i)            if there is (a) no Convertible Note outstanding or (b) a Convertible Note outstanding and the holder thereof declines to accept a prepayment under the corresponding section of the Convertible Note, then, upon receipt of notice from the Payee (at Payee’s option), Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test dates), regardless of whether the holders of B-1 Notes requested any such payment at the time of calculation; and

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(ii)           the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys’ fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at Payee’s option, and by notice to Maker (except if an Event of Default described in Section 12(a)(iii) of this Note shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

(b)           In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys’ fees.

14.           Remedies not Exclusive.  The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

15.           Notices.  All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	Evolving Systems, Inc. 9777 Mount Pyramid Court, Suite 100 Englewood, Colorado 80112 Attention: Anita Moseley, General Counsel Tel: (303) 802-2599 Fax: (303) 802-1138

With copies to:	Holme Roberts & Owen LLP 1700 Lincoln St., Suite 4100 Denver, CO 80203-4541 Attention: Charles D. Maguire, Jr., Esq. Tel: (303) 861-7000 Fax: (303) 866-0200

If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom

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Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001

With copies to:

Advent International plc
123 Buckingham Palace Road
London SW1W 9SL
United Kingdom

Attn: James Brocklebank
Tel: 44.20.7333.5516
Fax: 44.20.7333.0801

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19103
Attention: Cary S. Levinson, Esq.
Tel: (215) 981-4091
Fax: (215) 981-4750

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

16.           Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17.           Successors and Assigns; Assignment.  This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words “Payee” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.  Maker may not assign or transfer this Note, without the consent of Payee.  At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker’s business.  Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

18.           Entire Agreement. This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

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19.           Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

20.           Releases by Maker.  Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

21.           Waivers by Maker.  Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

22.           Revenue and Stamp Tax.  Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

23.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

24.           Limitations of Applicable Law.  Notwithstanding any provision contained herein, Maker’s liability for the payment of interest shall not exceed the limits now imposed by any applicable usury law.  If any provision of this Note requires interest payments in excess of the highest rate permitted by law, the provision in question shall be deemed to require only the highest such payment permitted by law.  Any amounts theretofore received by Payee hereunder in excess of the maximum amount of interest so permitted to be collected by Payee shall be applied by Payee in reduction of the outstanding balance of principal or, if this Note shall theretofore been paid in full, the amount of such excess shall be promptly returned by Payee to the Maker.

25.           Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each of Maker’s Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note.  Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer.  Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder.  Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

26.           Headings.  The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

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27.           WAIVER OF JURY TRIAL.  MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE’S ADVANCING THE FUNDS UNDER THIS NOTE.

28.           ACKNOWLEDGEMENTS.  MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 27 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

29.           Partial Substitution and Replacement.  This Note evidences and constitutes a partial substitution and replacement of the A Notes.  The execution and delivery of this Note shall not in any circumstances be deemed to have terminated, extinguished, released or discharged Maker’s Indebtedness under the A Notes and the security therefore.  Such Indebtedness shall continue under and be governed by this Note.  THIS NOTE IS NOT A NOVATION.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

PAYEE:

Tertio Telecoms Group Ltd.

By:
Name:
Title:

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SCHEDULE 1
DEFINITIONS

“A Notes” means the Senior Secured Promissory Notes dated as of November 2, 2004, by Maker in favor of Payees in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payees which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

“Accretive” shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

“Adjusted Libor Rate” means the London Interbank Offering Rate for three-month deposits as reported under the heading “Money Rates” in the Eastern edition of the Wall Street Journal plus 600 basis points.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

“B-1 Note” means the Senior Secured Note by Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote of the matters presented for their approval at the Initial Stockholder Meeting (as such term is defined in the Series B Designation), as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

“Capital Expenditures” shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

“Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

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“Capital Transaction” means any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker.

“Cash Equivalents” shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers’ acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least “A-2” by Moody’s or “A” by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody’s or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

“Change in Control” shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

“Compensation” means all salary and bonuses, but excludes any compensation under any equity incentive plan.

“Consideration Notes” means the collective reference to this Note, A Notes, Convertible Note and the Short Term Note.

“Consolidated Subsidiaries” shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the

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voting securities of such Person or by acting as the general partner of a limited partnership (the terms “Controlled by” and “under common Control with” shall have correlative meanings.)

“Convertible Note” shall mean the Senior Secured Convertible Note of Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote on the matters presented for their approval at the Initial Stockholders Meeting (as such term is defined in the Series B Designation) in effect from time to time in the form attached to A Notes as Exhibit B 2,as it may be amended, restated or modified from time to time.

“EBITDA” shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

“Executive Officer” means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

“Financial Projections” shall mean written financial projections prepared by Maker and certified by Maker’s chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

“GAAP” means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

“Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation.  The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

“Indebtedness” shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts

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constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Investment” shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

“Material Adverse Effect” shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

“Maturity Date” means December 31, 2007.

“Net Income” shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

“Non-Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

“Note Issue Date” shall mean the date on which this Note is issued.

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“Payment Date” means each December 31, March 31, June 30 and September 30; provided that if any such Payment Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

“Permitted Acquisitions” means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker’s board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

“Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker’s obligations under the Consideration Notes.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement executed by Maker in favor of Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Registrable Shares” shall have the meaning set forth with respect thereto in the Investor Rights Agreement of even date herewith.

“Security Agreement” means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Series B Designation” shall mean the Certificate of Designation of Maker’s Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

“Short Term Note” means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecom Group, Ltd. and the parties listed therein.

“Stockholders” shall have the meaning given to such term in the Stock Purchase Agreement.

“Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made,

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owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

“Wholly Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

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LT Note/Note B-2

EXHIBIT B-2
CONVERTIBLE NOTE

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS THE MAKER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

$[ ] Principal Amount	, 200

SENIOR SECURED CONVERTIBLE NOTE

EVOLVING SYSTEMS, INC.

FOR VALUE RECEIVED, EVOLVING SYSTEMS, INC., a Delaware corporation (the “Maker”), having its principal place of business at 9777 Mount Pyramid Court, Englewood, Colorado 80112, hereby promises to pay to the order of Tertio Telecoms Group Ltd., an entity formed and registered in England and Wales with a company number 4419858 (“Payee”), having an address at One Angel Square, Torrens Street, London EC1V 1NY, United Kingdom, the principal sum of [                                                       Dollars ($                  )] in lawful money of the United States of America.

1.             Definitions; Interpretations.  In addition to other terms defined elsewhere in this Note, the capitalized terms set forth in Schedule 1 attached hereto and incorporated herein by reference shall have the meanings set forth therein unless defined elsewhere herein or the context otherwise clearly requires.  Except as otherwise provided herein, financial and accounting terms used elsewhere in this Note shall be defined in accordance with GAAP.

2.             Payments of Principal and Interest.  The outstanding principal under this Note and accrued but unpaid interest thereon shall be due and payable at the aforesaid address of Payee or such other place as Payee may designate on the Maturity Date.  The outstanding principal balance of this Note shall bear interest at a rate per annum equal to [Insert here the “Applicable Federal Rate” for the month in which this Note is issued], and shall be paid on each Payment Date, commencing with the first Payment Date to occur after the date of this Note.   To the extent not paid when due hereunder, interest shall be compounded quarterly.

3.             Optional Prepayment.  From and after the date hereof, Maker may, with the prior written consent of the Payee, subject to Section 4, prepay this Note in whole or in part.  There shall be no premium or penalty in connection with any prepayment.  Such prepayment shall include all accrued and unpaid interest on the principal amount of such prepayment and be applied first against accrued and unpaid interest, if any and then against principal outstanding under this Note.

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4.             Mandatory Prepayments.

(a)           Within forty five (45) days after the end of each fiscal quarter of Maker, starting with the fiscal quarter ending March 31, 2005, Maker shall deliver to Payee a certificate of the chief financial officer of Maker in the form attached hereto as Exhibit A, specifying the closing balance for each of the deposit accounts of Maker set forth thereon on the last day of the most recently completed fiscal quarter (the aggregate of such closing balance for all such accounts is the “Aggregate Quarterly Closing Balance”).  Maker shall at all times maintain, and such certificate of the chief financial officer of the Maker shall state that the Maker has during the fiscal quarter to which such certificate relates maintained, such deposit accounts in good faith, and made all payments drawn against such deposit accounts in accordance with past practices or current and owing obligations of Maker incurred in the ordinary course of business.  Payee may in its sole discretion within ten (10) days after receipt of such certificate, request that Maker make a prepayment on this Note in the amount up to such amount by which the Aggregate Quarterly Closing Balance exceeds $7,000,000 (the “Account Prepayment Amount”), such payment to be allocated pro rata among the Convertible Notes held by Payees who have requested such payment and Maker shall make such prepayment on this Note within two (2) business days following receipt of written demand from Payee.  Such prepayment shall be applied first against accrued interest, if any, and then against principal outstanding under this Note.

(b)           Upon a Change of Control of Maker, the Payee, in its sole discretion, shall have the right to declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, due and payable immediately.  Maker shall pay to Payee said amounts within two (2) business days following receipt of written demand from Payee; provided that Payee must exercise the payment option set forth in this Section 4(b) within forty-five (45) days after receipt of a written notice from Maker regarding the Change of Control, which notice shall describe in reasonable detail the terms and conditions of the Change of Control and the consideration to be paid upon the consummation of the Change of Control.

5.             Optional Conversion.  At any time, and from time to time, prior to repayment of all amounts due under this Note, all or any portion of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Payee into fully paid and non-assessable shares of the Maker’s common stock, $0.001 par value per share (the “Common Stock”).  The number of shares of Common Stock (“Common Shares”) that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, including any accrued but unpaid interest thereon, being converted by the Conversion Price.  The term “Conversion Price” shall mean $             ,(2) as revised from time to time pursuant to Schedule 2 hereto.

6.             Mandatory Conversion.  At any time prior to repayment of all amounts due under this Note all of the principal amount of this Note, and any accrued but unpaid interest thereon, shall be convertible at the option of the Maker into fully paid and non-assessable shares of Common Stock, in the

(2) The term “Conversion Price” shall mean the product of:  (x) the average closing price per share of the Common Stock on the Nasdaq Stock Market (or such other applicable exchange) as reported by Bloomberg or another reputable reporting service, determined over the ninety (90) calendar-day period immediately following the joint public announcement by the Maker and the Payee of the transactions contemplated by the Stock Purchase Agreement, multiplied by (y) ninety (90%) percent.

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event that, at any time after the second anniversary of the issuance of this Note, the average of the closing price per share of the Common Stock on the Nasdaq Stock Market (or other applicable stock market exchange) as reported by Bloomberg or another reputable reporting service, for a period of forty-five (45) day consecutive days is equal to or greater than the product of the Conversion Price multiplied by two and a half (2.5); provided that Maker must exercise the conversion option set forth in this Section 6 within ten (10) consecutive days after the last day of such forty-five (45) day period.  The number of Common Shares that Payee shall be entitled to receive upon such conversion shall be equal to the number attained by dividing the principal amount, and any accrued but unpaid interest thereon, being converted by the Conversion Price.

7.             Mechanics of Conversion.

(a)           In order to exercise the conversion privilege, Payee shall surrender this Note, duly endorsed, to Maker’s address set forth above, and shall give written notice of conversion to Maker stating Payee’s election to convert this Note or the portion thereof specified in said notice.  As promptly as practicable after the surrender of this Note as aforesaid, Maker shall issue and shall deliver to Payee a certificate or certificates for the number of full Common Shares issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 7, and a check or cash for the Fair Market Value of any fraction of a Common Share arising upon such conversion.  For purposes of this Note, the “Fair Market Value” of a share of Common Stock as of a particular date shall be determined as follows: (i) if the Common Stock is listed for trading on the Nasdaq Stock Market (or other applicable stock market exchange), then the current value shall be the closing price per share of Common Stock on Nasdaq Stock Market (or other applicable stock market exchange), as reported by Bloomberg or other reputable reporting service, on the last business day prior to the date of conversion of this Note, or if no such sale is made on such day, the average of the closing bid prices for the Common Stock for such day on such exchange or system; or (ii) if the Common Stock is not so listed on an exchange or system or admitted to unlisted trading privileges, the current value shall be the average of the last reported bid prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the conversion of this Note; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Board of Directors of the Maker.

(b)           In case this Note shall be surrendered for partial conversion, the Maker shall execute and deliver to Payee, without charge, a new Note in an aggregate principal amount equal to the unconverted principal amount of the surrendered Note.

(c)           Each conversion shall be deemed to have been effected on the date on which this Note shall have been surrendered and the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the Common Shares issuable upon such conversion.

8.             Adjustment Provisions.  Whenever the Conversion Price shall be adjusted pursuant to Schedule 2, the Maker shall forthwith file in the custody of its Secretary or an Assistant Secretary at its office, and with its stock transfer, if any, an officer’s certificate showing the adjusted Conversion Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment.

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Each such officer’s certificate shall be made available at all reasonable times for inspection by the Payee and the Maker shall, forthwith after each such adjustment, deliver a copy of such certificate to the Payee.

9.             Mergers, Consolidations, Sales.

(a)           Subject to Section 4(b) of this Note, in the case of any consolidation or merger of Maker with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of Maker (each of the foregoing, a “Capital Transaction”), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby Payee shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon conversion of this Note had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Payee to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon conversion of this Note.  Maker shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Maker) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to Payee, the obligation to deliver to Payee such shares of stock, securities or assets as, in accordance with this Section 9, Payee may be entitled to receive.

(b)           On or before the date that is ten (10) business days prior to Maker’s mailing of a stockholder proxy and notice of a stockholder meeting in connection with a stockholder meeting called for the purpose of approving a Capital Transaction, Maker shall provide the Payee with written notice (the “Transaction Notice”).  The Transaction Notice shall describe in reasonable detail the terms and conditions of the Capital Transaction and the consideration to be paid upon the consummation of the Capital Transaction.  In the event the Capital Transaction would result in a Change of Control of Maker, then as a condition of such Capital Transaction, provision shall be made in the definitive documentation to be executed by the parties to such Capital Transaction whereby (i) Payee may exercise its rights as set forth in Section 9 and Section 4(b) of this Note and (ii) the outstanding balance of this Note be paid to the extent Payee has elected to have this Note be paid pursuant to Section 4(b) of this Note.

10.           Registration Under the Securities Act of 1933.   The Payee is entitled to the benefits of that certain Investor Rights Agreement (as such term is defined in the Series B Designation), relating to registration of the Common Shares issuable upon any conversion of this Note, and such agreement is incorporated by reference into this Note.

11.           Security.

(a)           As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a first priority security interest in and a lien on: (i) all of the Collateral (as that term is defined in the Security Agreement) and (ii) all of the Collateral (as that term is defined in the

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Pledge Agreement).  Payee shall have all rights provided to a secured party under the Security Agreement and Pledge Agreement under the Uniform Commercial Code of the State of Delaware.  The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee’s security interest granted in this Section 11 and under the Security Agreement and Pledge Agreement.

(b)           The security interest securing the repayment of all liabilities arising under this Note, and any guaranties executed by the Maker or any of its Subsidiaries in favor of Payee (or any collateral agent appointed for the benefit of Payee) in connection with this Note, shall be automatically released and terminated on the date that the aggregate outstanding balance of all of the Consideration Notes is equal to or less than ten percent (10%) of the original aggregate principal amount of all of the Consideration Notes at the time of issuance.  Upon the occurrence of such an event and written notice thereof to the Payee:

(i)             the Maker is hereby authorized to terminate all applicable security interests and liens encumbering the Collateral;

(ii)            the negative covenants set forth in Sections 13(b), 13(c), 13(d), 13(f), 13(j), and 13(k) of this Note shall terminate;

(iii)           the negative covenants set forth in Section 13(e) of this Note shall be deemed modified by adding (in addition to, and not in lieu of, all other Permitted Indebtedness described in Section 13(e)) Indebtedness of the Maker and all Subsidiaries in an amount not to exceed in the aggregate the principal amount of $3,000,000 at any given time outstanding to the definition of Permitted Indebtedness;

(iv)           the negative covenant in Section 13(g) of this Note shall be deemed modified to increase the limitation on Capital Expenditures to $5,000,000 in any fiscal year; and

(v)            the negative covenant in Section 13(i) of this Note shall be deemed modified to provide that Investments by Maker in a minority equity interest of Persons engaged in the Maker’s Business are Permitted Investments (in addition to, and not in lieu of, all other Permitted Investments described in Section 13(i)), provided that such investments do not exceed 5% of the Maker’s net worth at the time of such Investments.

The Payee agrees to take such actions and to execute and deliver such documents and instruments, as may be reasonably requested by Maker and at the Maker’s expense, in order to evidence the terminations described herein and to release any lien or security interest in any collateral securing repayment of the liabilities arising under this Note.

12.           Affirmative Covenants.  Maker covenants and agrees that, so long as any Indebtedness is outstanding hereunder, it shall comply, and shall cause its Subsidiaries (to the extent applicable) to comply, with each of the following:

(a)           Upon the request of Payee from time to time, (i) provide Payee and its representatives (at the Maker’s expense) access to its books and records and to any of its and its Subsidiaries’ properties or assets upon three (3) days’ advance notice and during regular business hours in order that Payee or its representatives may make such audits and examinations and make abstracts from

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such books, accounts, records and other papers of Maker and its subsidiaries pertaining to their deposit accounts, provided, however, that the Payee may conduct such inspections and examinations no more frequently than twice in any 12-month period, unless an Event of Default has occurred and is continuing, in which case the Payee shall not be so limited, and (ii) upon reasonable advance notification to Maker, permit Payee or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as Payee may deem appropriate, including without limitation, for the purpose of verifying any certificate delivered by Maker to Payee under Section 4 hereof, provided that any such parties are a party to, or bound by, an acceptable non-disclosure agreement.  The Payee shall conduct at least one meeting with an executive officer of the Maker in the course of each such inspection and examination or discussion with officers or independent accountants.

(b)           Comply with all laws, ordinances or governmental rules or regulations to which it is subject, and shall obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to so comply or obtain or maintain would not reasonably be expected to have a Material Adverse Effect.

(c)           Except as otherwise permitted under Section 13 of this Note, at all times preserve and keep in full force and effect (i) its corporate existence and (ii) take all reasonable action to maintain all rights and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so in the case of clause (ii) of this Section 12(c) would not reasonably be expected to have a Material Adverse Effect.

(d)           Furnish to Payee notice of the occurrence of any Event of Default within five (5) business days after it becomes known to any of Maker’s Authorized Officers.

(e)           File all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that Maker need not pay any such tax or assessment if the amount, applicability or validity thereof is contested by Maker on a timely basis in good faith and in appropriate proceedings, and Maker has established adequate reserves therefor in accordance with GAAP on it books.

(f)            Operate Maker’s Business (as defined in Section 13(m) of this Note) in the ordinary course of business except as provided herein.

(g)           In any fiscal year, increase the Compensation of Executive Officers of Maker only with the unanimous consent of the Compensation Committee.

13.           Negative Covenants.  Maker covenants and agrees that so long as any Indebtedness is outstanding hereunder, neither it nor any of its Subsidiaries shall undertake any of the following without obtaining the prior written consent of the Payee:

(a)           voluntarily liquidate, dissolve or wind up, except for the liquidation, dissolution and winding-up of CMS Communications, Inc. and Telecom Software Enterprises, LLC (“TSE”);

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(b)           pay, declare or set aside any sums for the payment of any dividends, or make any distributions on, any shares of its capital stock or other securities or make prepayments of principal on any Indebtedness except in the case of the following (each, a “Permitted Payment”):

(i)             prepayments of principal or payments of interest on (A) any of the Consideration Notes, (B) any Indebtedness incurred under the Working Capital Exclusion as provided in Section 13(e)(x) of this Note and promissory notes issued to Peter McGuire and Lisa Marie Maxson pursuant to the Acquisition Agreement dated October 15, 2004 by and among Maker, Peter McGuire and Lisa Marie Maxson (collectively, the “TSE Promissory Notes”); provided that there is no Event of Default under this Note and the collateral securing any such Indebtedness shall be added to the Collateral (as defined in the Security Agreement) or (C) any Indebtedness of Evolving Systems Holdings Limited (“ESHL”) or its Subsidiaries in favor of Royal Bank of Scotland PLC and disclosed in Schedule 3 of this Note;

(ii)            dividends or distributions payable in the common stock of Maker or any of its Subsidiaries;

(iii)           payments in accordance with any Series B Approved Plan (as such term is defined in the Series B Designation);

(iv)           dividends or distributions payable by any of Maker’s Subsidiaries to the Maker;

(v)            dividends or distributions by (A) any Permitted Subsidiary to another Permitted Subsidiary or (B) any Non-Permitted Subsidiary to a Permitted Subsidiary;

(vi)           dividends or distributions by a Subsidiary of ESHL to ESHL or another Wholly Owned Subsidiary of ESHL;

(vii)          regularly scheduled payments of principal on Indebtedness permitted under Section 13(e) (excluding Sections 13(e)(iii) through 13(e)(viii)) of this Note; and

(viii)         payments (whether regularly scheduled, upon demand or otherwise) of Indebtedness permitted under Sections 13(e)(iii) through 13(e)(viii) to the extent such payments are made to or received by Maker or a Subsidiary that is a guarantor;

(c)           purchase, acquire or obtain (i) any capital stock or other proprietary interest, directly or indirectly, in any other entity or (ii) all or a substantial portion of the business or assets of another Person for consideration (including assumed liabilities) other than Investments permitted under Section 13(i) and Permitted Acquisitions;

(d)           (i) sell or transfer all or a substantial portion of its assets to another Person; (ii) sell, transfer or otherwise dispose of any notes receivable or accounts receivable, with or without recourse; or (iii) sell, lease, transfer or otherwise dispose of any asset or group of assets (other than as described in clause (ii) above), except:

(i)             sales of inventory in the ordinary course of business;

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(ii)            sales or liquidations of Investments permitted by Section 13(i);

(iii)           (A) sales or other dispositions of property by any Subsidiary of Maker to the Maker or to any other Subsidiary and (B) sales or other dispositions of property by the Maker to any if its Subsidiaries, so long as the security interests granted to the Payee pursuant to the Security Agreement in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale or other disposition) and provided that any such Subsidiaries to whom such sales or dispositions are made are guarantors of the Consideration Notes;

(iv)           sales or other dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, or other assets not practically usable in the business of the Maker or its Subsidiaries; provided that the aggregate amount of such sales or dispositions does not exceed $250,000 in any fiscal year of the Maker;

(v)            Licenses of intellectual property of Maker or its Subsidiaries in the ordinary course of business and which would not otherwise reasonably result in a Material Adverse Effect; or

(vi)           sales, transfers or other dispositions that constitute a Change of Control;

(e)           create, incur, assume or suffer to exist any Indebtedness, except, so long as no Event of Default then exists or would exist as a result thereof, the following (“Permitted Indebtedness”):

(i)            Indebtedness outstanding on the date of this Note and listed on Schedule 3 hereto, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

(ii)           obligations under the Consideration Notes and the TSE Promissory Notes;

(iii)          inter-company Indebtedness between Maker or any Permitted Subsidiary and Evolving Systems Networks India Private Limited (“ESN”); provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to ESN, when taken together with the aggregate amount of Permitted Investments in ESN under Section 13(i)(ii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iv)         inter-company Indebtedness between Maker or any Permitted Subsidiary and TSE; provided that the aggregate amount of all inter-company loans made by Maker or any Permitted Subsidiary to TSE, when taken together with the aggregate amount of Permitted Investments in TSE under Section 13(i)(iii) of this Note, does not exceed $125,000 in any year;

(v)          inter-company Indebtedness between (A) Maker and its Permitted Subsidiaries or (B) a Permitted Subsidiary with another Permitted Subsidiary;

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(vi)         inter-company Indebtedness owing by Maker or a Permitted Subsidiary to a Non-Permitted Subsidiary;

(vii)        inter-company Indebtedness between (A) ESHL and any of its Wholly Owned Subsidiaries or (B) a Wholly Owned Subsidiary of ESHL with another Wholly Owned Subsidiary of ESHL;

(viii)       inter-company Indebtedness owing by ESHL or any Wholly Owned Subsidiary of ESHL to Maker or a Permitted Subsidiary, provided that such Indebtedness shall be incurred solely to (A) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned Subsidiaries in the ordinary course or (B) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the incurrence of such Indebtedness, Maker shall give the Payees written notice of the making thereof and the amount thereof;

(ix)          purchase money Indebtedness to fund the purchase of property otherwise permitted under Section 13(g) of this Note and Indebtedness constituting Capital Leases permitted under Section 13(g);

(x)           Indebtedness in the form of an unsecured line of credit in an amount not to exceed in the aggregate the principal amount of $2,000,000 at any time outstanding (the “Working Capital Exclusion”);

(xi)          Accrual of interest, accretion or amortization of original issue discount or payment-in-kind interest in connection with Indebtedness otherwise permitted under this Section 13(e);

(xii)         (A) Indebtedness incurred in connection with a Permitted Acquisition and (B) Indebtedness for Capital Leases assumed pursuant to a Permitted Acquisition, provided that the aggregate Indebtedness of clause (A) and (B) of this Section 13(e)(xii) outstanding at any time does not exceed $1,000,000;

(xiii)        to the extent under GAAP, the Series B Preferred Stock would be treated as debt or mezzanine financing on the financial statements of Maker;

(xiv)        Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year; and

(xv)         Indebtedness owing from ESHL to Maker for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Indebtedness, when taken together with the aggregate amount of Permitted Investments by Maker in ESHL under Section 13(i)(vii) of this Note, does not exceed $12,500,000;

(f)            mortgage, encumber, or create or suffer to exist Liens on any of its assets, other than the following (each, a “Permitted Lien”);

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(i)             encumbrances or Liens in favor of Payee or any holder of the Consideration Notes;

(ii)            Liens that arise out of operation of law;

(iii)           easements, rights-of-way, restrictions (including zoning restrictions) and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and none of which is violated by existing or proposed restrictions on land use;

(iv)           Liens securing Indebtedness permitted under Section 10(e)(vi); provided that (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of property being acquired on the date of acquisition and (C) such Liens are granted substantially contemporaneously with the acquisition of such property;

(v)            Liens existing on the date hereof and listed on Schedule 3 hereto and any renewals or extensions thereof, provided that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased, and (C) any renewal or extension of the obligations secured or benefited thereby is not prohibited by this Note; and

(vi)           Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year;

(g)           make or commit to make any Capital Expenditures (whether by expenditure of cash or the incurrence of Indebtedness for Capital Leases to fund the acquisition of property pursuant to any permitted Capital Expenditure); provided that, the cash paid for the Capital Expenditure, when taken together with the aggregate liability required by GAAP consistently applied and in accordance with the Maker’s past practice, to be reflected in Maker’s financial statements in respect of any Capital Lease (“Lease Liability”) plus the sum of (i) any cost incurred by Maker in connection with the acquisition, delivery or installation of the property which is the subject of the Capital Lease, but which cost is not included in the Lease Liability and (ii) to the extent not otherwise reflected in the Capital Lease payments, interest expense incurred in respect of the Capital Lease for the relevant fiscal year will be deemed a Capital Expenditure made or committed during the fiscal year in which the Capital Lease is signed or becomes effective, whichever first occurs, does not exceed $2,000,000 in any fiscal year;

(h)           enter into any transaction with any of its Affiliates that is less favorable to Maker or any of its Subsidiaries than would have been the case if such transaction had been effected on an arms length basis with a Person other than an Affiliate, except for transactions between and among Maker and its Subsidiaries otherwise permitted under this Note;

(i)            enter into or make any Investments, other than the following (each, a “Permitted Investment”):

(i)             Cash Equivalents;

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(ii)            (A) equity Investments existing as of the date hereof in ESN and (B) equity Investments made after the date hereof by Maker or any Permitted Subsidiary in ESN provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to ESN permitted under Section 13(e)(iii) of this Note, does not exceed $750,000 in any fiscal quarter;

(iii)           (A) equity Investments existing as of the date hereof in TSE and (B) equity Investments made after the date hereof in TSE provided that any such Investments, when taken together with all inter-company loans made by Maker or any Permitted Subsidiary to TSE permitted under Section 13(e)(iv) of this Note, does not exceed $125,000 in any fiscal year;

(iv)           equity Investments (A) existing as of the date hereof in any Permitted Subsidiary and (B) equity Investments made after the date hereof in any Permitted Subsidiary;

(v)            (A) equity Investments existing as of the date hereof in ESHL or any of ESHL’s Wholly Owned Subsidiaries, (B) equity Investments made after the date hereof by Maker in ESHL, provided that such Investments shall be made solely to (1) supplement the internally generated working capital required to fund the operation of the business of ESHL or ESHL’s Wholly Owned Subsidiaries in the ordinary course or (2) fund Capital Expenditures permitted under Section 13(g) of this Note, and provided further that promptly upon the making of any such Investments, Maker shall give the Payees written notice of the making thereof and the amount thereof, and (C) equity Investments made after the date hereof by ESHL or a Wholly Owned Subsidiary of ESHL in any of ESHL’s Wholly Owned Subsidiaries;

(vi)         equity Investments by a Non-Permitted Subsidiary in a Permitted Subsidiary;

(vii)          equity Investments by Maker in ESHL for the sole purpose of consummating the transactions contemplated by the Stock Purchase Agreement, provided that, the aggregate amount of such Investments, when taken together with the aggregate amount of Permitted Indebtedness under Section 13(e)(xv) of this Note, does not exceed $12,500,000, provided further that, the amount of such equity Investments shall not exceed fifty percent (50%) of the aggregate amount of the equity Investments made pursuant to this Section 13(i)(vii) plus the aggregate amount of Permitted Indebtedness permitted under Section 13(e)(xv) of this Note;

(viii)         Investments consisting solely of appreciation in value of existing Investments permitted hereunder;

(ix)           any Permitted Payments under Section 13(b) of this Note, without duplication;

(x)            any Permitted Indebtedness under Section 13(e) of this Note, without duplication; and

(j)            change its fiscal year;

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(k)           establish any bank accounts into which accounts receivable are deposited, other than those listed on Exhibit B unless such bank accounts shall be pledged to Payee and the other secured parties pursuant to the Security Agreement;

(l)            change or amend its Certificate of Incorporation or Bylaws in a manner adverse to Payee’s rights and remedies under this Note, any Consideration Note, the Security Agreement or the Pledge Agreement; or

(m)          engage in any material line of business not related to the OSS communications industry or any business reasonably related or incidental thereto (the “Maker’s Business”).

14.           Determination of Accretive.  In the event the Maker proposes to enter into an agreement to acquire another Person (the “Proposed Acquisition”), the Maker shall mail written notice of such event, together with the Financial Projections, to the Payee, no later than twenty (20) calendar days prior to the contemplated effective date of the Proposed Acquisition.  The Financial Projections shall be deemed accepted and conclusive and binding upon the Payee, unless the Payee shall give written notice to the Maker of the items in the Financial Projections with which the Payee disagrees (the “Accretive Calculation Disagreement Notice”) within twenty (20) calendar days of the receipt by the Payee of the Financial Projections.  The Accretive Calculation Disagreement Notice shall specify each item disagreed with by the Payee (or the Payee’s calculation thereof) and the dollar amount of such disagreement.  The Maker may, within twenty (20) calendar days of its receipt of the Accretive Calculation Disagreement Notice, advise the Payee that the Maker has accepted the position of the Payee as set forth on the Accretive Calculation Disagreement Notice, whereupon the Proposed Acquisition shall be considered a Permitted Acquisition Event for all purposes of this Note.  If the Maker does not notify the Payee of the Maker’s acceptance of the Payee’s position, then the Maker and the Payee shall, during the twenty (20) calendar days after receipt by the Maker of the Accretive Calculation Disagreement notice, negotiate in good faith to resolve any such disagreements.  If at the end of such twenty (20) calendar days, the Maker and Payee have been unable to resolve their disagreements, either the Maker or the Payee may engage on behalf of the Maker and the Payee, Grant Thornton LLP (or such other Person mutually agreed to in writing by the Maker and Payee) (the “Unaffiliated Firm”) to resolve the matters set forth in the Accretive Calculation Disagreement Notice.  The Unaffiliated Firm shall (i) resolve the disagreement as to the Financial Projections as promptly as possible after its engagement by the parties; (ii) thereby consider and resolve only those items in the Accretive Calculation Disagreement Notice which remain unresolved between the Maker and the Payee; and (iii) shall otherwise employ such procedures as it, in its sole discretion, deems necessary or appropriate in the circumstances.  The Unaffiliated Firm shall submit to the Maker and the Payee a report of its review of the items in the Accretive Calculation Disagreement Notice as quickly as practicable and shall include in such report its determination as to whether the effect of the proposed merger or consolidation is Accretive.  The determination so made by the Unaffiliated Firm shall be conclusive, binding on, and non-appealable by, the Maker and the Payee.  The fees and disbursements of the Unaffiliated Firm shall be borne one half by the Maker and one half by the Payee.  Notwithstanding all of the foregoing, the Maker may elect, at any time, not to comply with this Section 14 with respect to a Proposed Transaction (or if the Maker otherwise fails to properly comply with the terms of this Section 14) in which event, the transaction shall be deemed not to be Accretive.

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15.           Events of Default.  For purposes of this Note, an “Event of Default” shall have occurred hereunder if:

(a)            Maker shall fail to pay within one (1) business day after the date when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise, including the other Consideration Notes;

(b)            Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in Section 15(a) of this Note) or under any Consideration Note or in the Security Agreement or Pledge Agreement, and such default shall continue uncured for twenty (20) consecutive days after notice thereof to Maker given by Payee;

(c)            Maker becomes insolvent or generally fails to pay its debts as such debts become due or admits in writing its inability to pay its debts as such debts become due; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within ninety (90) consecutive days; makes a general assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) consecutive days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker and, in the case of proceedings not instituted or commenced by Maker, if contested by Maker, and not dismissed or stayed within ninety (90) consecutive days; if any order for relief is entered relating to any of the foregoing proceedings which order is not stayed; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

(d)            (i)  This Note, any of the other Consideration Note or the Security Agreement or the Pledge Agreement shall, for any reason (other than payment or satisfaction in full of the obligations represented thereby) not be or shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void or (ii) Payee or any other secured party under the Security Agreement or the Pledge Agreement shall not give or shall cease to have a valid and perfected Lien in any collateral under such Security Agreement or Pledge Agreement (other than by reason of a release of collateral in accordance with the terms hereof or thereof) with the priority required by the Security Agreement or Pledge Agreement, as applicable, or (iii) the validity or enforceability of any of the Consideration Notes or the liens granted, to be granted, or purported to be granted, by the Security Agreement or the Pledge Agreement shall be contested by the Maker;

(e)            If Maker shall be in default with respect to any payment, when due (subject in each case to applicable grace or cure periods), of any Indebtedness in excess of $175,000 (other than under this Note or any other Consideration Note), or any other default shall occur under any agreement or instrument evidencing such Indebtedness, if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance which arises (other than the mere passage of time) by reason of which any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity; or

(f)             If:  (i) as of June 30, 2005, Maker’s EBITDA for the most recently ended fiscal half year shall not exceed $0, or (ii) beginning with the fiscal half year ending December 31, 2005,

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as of the last day of any fiscal half year ending in any June or December, Maker’s Ratio of Indebtedness to EBITDA shall be greater than 4-to-1.  For purposes of calculating EBITDA for this Section 15(f), (x) all non-cash charges for goodwill impairment resulting from the transactions contemplated by the Stock Purchase Agreement shall be added back to Net Income; and (y) Net Income shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.  For the purposes of calculating Indebtedness for this Section 15(f), Indebtedness shall not be modified as a result of any “mark to market” adjustments resulting from any anti-dilution or other adjustments with respect to this Note or the Maker’s Series B Preferred Stock.

(g)            If Maker shall have breached its covenant under the Stock Purchase Agreement to duly convene a Stockholder Meeting (as defined in the Stock Purchase Agreement) within the time period set forth therein.

(h)            If Maker or shall have failed to have a Shelf Registration Statement filed and declared effective as provided under Section 5 of the Series B Designation.

Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred under this Note if the Event of Default resulted solely from a breach of any representation, warranty or covenant of Tertio Telecoms Group Limited under the Stock Purchase Agreement.

16.           Consequences of Default.  Upon the occurrence and during the continuance of an Event of Default:

(a)           upon receipt of notice from Payee, at Payee’s option, Maker shall immediately pay to Payee (to the extent not previously paid) any Account Prepayment Amount (calculated as of the most recent test dates), regardless of whether Payee requested any such payment at the time of calculation (provided, that so long as there remains any amount outstanding under the terms of any Consideration Notes held by Payee, Maker shall allocate payments of the Account Prepayment Amount to this Note and the other Consideration Notes in the amounts and priorities determined by Payee in its sole discretion; and

(b)           the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, as well as all out-of-pocket costs and expenses (including but not limited to attorneys’ fees and disbursements) incurred by Payee in connection with the collection or enforcement of this Note, the Security Agreement or the Pledge Agreement, shall at the option of Payee, and by notice to Maker (except if an Event of Default described in Section 15(c) shall occur in which case acceleration shall occur automatically without notice) be declared to be due and payable immediately, and payment of the same may be enforced and recovered by the entry of judgment of this Note and the issuance of execution thereon.

In addition to all of the sums payable hereunder, Maker agrees to pay the Payee all reasonable costs and expenses incurred by Payee in connection with any and all actions taken to enforce collection of this Note, the Security Agreement and the Pledge Agreement upon the occurrence of an Event of Default, including all reasonable attorneys’ fees.

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17.           Remedies not Exclusive.  The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

18.           Notices.  All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:

Evolving Systems, Inc.
9777 Mt. Pyramid Ct., Suite 100
Englewood, CO 80112
Attention: Anita Moseley, General Counsel
Tel.: (303) 802-2599
Fax: (303) 802-1138

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln St., Suite 4100
Denver, CO 80203-4541
Attention: Charles D. Maguire, Jr., Esq.
Tel: (303) 861-7000
Fax: (303) 866-0200

If to the Payee:	Tertio Telecoms Group Ltd. c/o Apax Partners Ltd. 15 Portland Place London W1B 1PT United Kingdom Attn: Peter Skinner Tel: 44.20.7843.4000 Fax: 44.20.7843.4001

With copies to:	Advent International plc 123 Buckingham Palace Road London SW1W 9SL United Kingdom Attn: James Brocklebank Tel: 44.20.7333.5516 Fax: 44.20.7333.0801

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Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, Pennsylvania 19103 Attn: Cary S. Levinson, Esq. Tel: (215) 981-4091 Fax: (215) 981-4750

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

19.           Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20.           Successors and Assigns; Assignments.  This Note inures to the benefit of the Payee and binds the Maker, and its successors and assigns, and the words “Payee” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.  Maker may not assign or transfer this Note, without the consent of Payee.  At any time and from time to time, the Payee, in its sole discretion, may transfer to any Person all or a portion of the outstanding principal and/or accrued interest hereunder without the consent of the Maker, provided, however, this Note may not be assigned, transferred or sold by Payee to any Person that engages in, or controls an entity that engages in, a business competitive with the Maker’s business.  Furthermore, as a condition of the transfer, any transferee of Payee of this Note must agree to become bound by the provisions of this Note, the Security Agreement and the Pledge Agreement.

21.           Entire Agreement.  This Note (together with the other Consideration Notes, the Security Agreement and the Pledge Agreement) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

22.           Modification of Agreement.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

23.           Releases by Maker.  Maker hereby releases Payee from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Payee upon a default by Maker hereunder and hereby waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such property may be sold to satisfy any judgment entered on this Note, in whole or in part and in any order as may be desired by Payee.

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24.           Waivers by Maker.  Maker (and all endorsers, sureties and guarantors) hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note (other than notices expressly required by the terms of this Note, the Security Agreement or the Pledge Agreement); liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

25.           Revenue and Stamp Tax.  Maker shall pay all reasonable out-of-pocket expenses incurred by the Payee in connection with any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note.

26.           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

27.           Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each of Maker’s Authorized Officers as its attorneys-in-fact upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note.  Maker hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Delaware or in the United States District Court of Delaware by service of process on any such officer.  Maker further agrees that the courts of the State of Delaware and the United States District Court of Delaware shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder.  Notwithstanding the foregoing, Payee, in its absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

28.           Headings.  The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

29.           WAIVER OF JURY TRIAL.  MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COLLATERAL SECURITY DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF PAYEE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE’S ADVANCING THE FUNDS UNDER THIS NOTE.

30.           ACKNOWLEDGEMENTS.  MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH IN SECTION 29 HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first set forth above.

EVOLVING SYSTEMS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

PAYEE:

Tertio Telecoms Group Ltd.

By:
Name:
Title:

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SCHEDULE 1
DEFINITIONS

“Accretive” shall mean that the projected pro forma consolidated EBITDA (calculated on a per share basis) of the Maker and the other constituent entity(ies) in such transaction, and the respective Consolidated Subsidiaries of the Maker and such constituent entity(ies) for the twelve calendar month period immediately following such transaction, is not less than the projected EBITDA (calculated on a per share basis), on a consolidated basis, of the Maker and its Consolidated Subsidiaries for the same period, all as presented in the Financial Projections.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section (ii) of Schedule 2, deemed to be issued) by the Maker after the Note Issue Date, other than shares of Common Stock issued, issuable or deemed issued:

(i)             by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section (c), (d) or (e) of Schedule 2;

(ii)            by reason of Options granted or stock issued with the approval of the Board to employees, independent contractors, officers or directors of the Corporation or any Corporation Subsidiary pursuant to an equity incentive plan approved by the stockholders of the Corporation; or

(iii)           by reason of the conversion of any capital stock, convertible or exchangeable notes or any other instruments issued by the Corporation in connection with the Stock Purchase Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by or is under common Control with such Person.

“Affiliated Group” shall mean a group of Persons, each of which is an Affiliate of some other Person in the group.

“A Notes” means the Senior Secured Notes dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $11,950,000, each as they may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured Notes by Maker in favor of Payee which may be issued in substitution for or in addition to the A Notes issued to Payee by Maker under the terms of such A Notes.

“Authorized Officer” shall mean, with respect to Maker, the chief executive officer, chief financial officer, any vice president, treasurer, comptroller, or general counsel.

“B-1 Note” means the Senior Secured Note by Maker in favor of Payee in such aggregate principal amount Maker may issue as a result of the outcome of the stockholder vote of the matters presented for their approval at the Initial Stockholder Meeting (as such term is defined in the Series B Designation), as it may be amended, restated, modified or replaced in substitution in whole or in part by any other note or notes from time to time, including, but not necessarily limited to, the Senior Secured

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Note by Maker in favor of Payee which may be issued in substitution for or in addition to the B-1 Note issued to Payee by Maker under the terms of such B-1 Note.

“Capital Expenditures” shall mean, with respect to any Person for any period, the aggregate of all expenditures (whether paid in cash, or incurred by entering into a synthetic lease arrangement or a Capital Lease, or otherwise accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person, and all research and development expenditures which in accordance with GAAP are or should be accounted for as a capital expenditure in the balance sheet of that Person, but excluding expenditures to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

“Capital Lease”, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” shall mean any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year from the date such investment is made; (ii) time deposits and certificates of deposit, Eurodollar time deposits, overnight bank deposits and other interest bearing deposits or accounts (other than securities accounts) or bankers’ acceptances having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $500,000,000.00 and with a senior unsecured debt credit rating of at least “A-2” by Moody’s or “A” by S&P; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof or the District of Columbia, in each case having a remaining term until maturity of not more than two hundred seventy (270) days from the date such investment is made and rated at least P-1 by Moody’s or at least A-1 by S&P; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $500,000,000.00 with a term of not more than seven (7) days for underlying securities of the type referred to in clause (i) above; and (v) money market funds which invest primarily in the Cash Equivalents set forth in the preceding clauses (i) - (iv).

“Change in Control” shall mean (i) any Person, Affiliated Group or group (such term being used as defined in the Securities Exchange Act of 1934, as amended), other than a Primary Holder (as such term is defined in the Series B Designation) acquiring ownership or control of in excess of 50% of equity securities having voting power to vote in the election of the Board of Directors of Maker either on a fully diluted basis or based solely on the voting stock then outstanding, (ii) if at any time, individuals who at the date hereof constituted the Board of Directors of Maker (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Maker, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors at the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Maker then in office, (iii) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related

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transactions, of all or substantially all of the properties or assets of Maker to any Person or (iv) the adoption of a plan relating to the liquidation or dissolution of Maker.

“Closing Share Price” means the product of (i) the Conversion Price multiplied by (ii) 111.1%.

“Compensation” means all salary and bonuses, but excludes any compensation under any equity incentive plan.

“Consideration Notes” means the collective reference to this Note, A Notes, B-1 Note, and the Short Term Note.

“Consolidated Subsidiaries” shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of greater than 50% of the voting securities of such Person or by acting as the general partner of a limited partnership (the terms “Controlled by” and “under common Control with” shall have correlative meanings.)

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“EBITDA” shall mean for any period, Net Income for such period plus, without duplication, the aggregate amounts deducted in determining Net Income during such period, the sum of (A) interest paid on indebtedness for such period, (B) income taxes for such period, (C) depreciation expense for such period and (D) amortization expense for such period, all as determined in accordance with GAAP as applied in accordance with past practice.

“Executive Officer” means any officer of Maker whose compensation is determined by the Compensation Committee of the Board of Directors of Maker.

“Financial Projections” shall mean written financial projections prepared by Maker and certified by Maker’s chief financial officer, prepared in good faith and based upon reasonably assumptions and estimates regarding the economic, business, industry market, legal and regulatory circumstances and conditions relevant to the Maker.

“GAAP” means generally accepted accounting principles set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board; and such principles observed in a current period shall be comparable in all material respects to those applied in a preceding period.

“Guaranty” shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intending to guarantee, or otherwise providing credit support, for any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to

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purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation.  The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

“Indebtedness” shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course of business and payable in accordance with customary trading terms not in excess of 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person); (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) indebtedness of others which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefore (other than for collection or deposit in the ordinary course of business); (iv) indebtedness of others secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided, that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (iv) for purposes of this Note shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such other indebtedness); (v) obligations of such Person relative to the face amount of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vi) that portion of obligations of such Person under Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (vii) all obligations of such Person under any Interest Rate Protection Agreement; (viii) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (ix) any Guaranty by such Person in respect of any of the foregoing.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Maker or any of its Subsidiaries against fluctuations in interest rates or to reduce the effect of any such fluctuations.

“Investment” shall mean any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, guaranty or otherwise.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

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“Material Adverse Effect” shall mean a (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Maker or (ii) the material impairment of the ability of the Maker to perform its obligations under the Consideration Notes or of the Payee to enforce the obligations of the Maker under the Consideration Notes.

“Maturity Date” means December 31, 2007.

“Net Income” shall mean for any period, net income on a consolidated basis for that period determined in accordance with GAAP applied consistently with past practice.

“Non-Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is not a Permitted Subsidiary.

“Note Issue Date” shall mean the date on which this Note is issued.

“Option” shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Payment Date” means each December 31, March 31, June 30 and September 30; provided that if any such Payments Date falls on a day which is not a business day, the applicable payment shall not be due until the next following business day.

“Permitted Acquisitions” means any acquisition of fifty percent (50%) or more of the equity interests or all or substantially all of the assets of a third party so long as (i) such acquisition is Accretive, and approved by the Maker’s board of directors, (ii) following the consummation of the acquisition the Maker has a cash balance of at least $5,000,000, on a consolidated basis, and (iii) the Maker does not incur any Indebtedness in connection with such acquisition.

“Permitted Subsidiary” means any direct or indirect Wholly Owned Subsidiary of Maker that is domesticated or incorporated in a jurisdiction of the United States, Canada, the United Kingdom or a country that is a member of the European Union and is a guarantor of Maker’s obligations under the Consideration Notes.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge Agreement executed by Maker in favor of Payee and dated the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Security Agreement” means the Security Agreement executed by the Maker in favor of the Payee and dated as of the date hereof, as it may be amended, restated or modified from time to time, together with all schedules and exhibits thereto.

“Series B Designation” means the Certificate of Designation of Maker’s Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware.

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“Short Term Note” means the Senior Secured Note dated as of November 2, 2004 by Maker in favor of Payee in the original aggregate principal amount of $4,000,000, as it may be amended, restated, modified or replaced in substitution by any other note or notes from time to time.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of November 2, 2004 by and among the Maker, Tertio Telecom Group, Ltd. and the parties listed therein.

“Stockholders” shall have the meaning given to such term in the Stock Purchase Agreement.

“Subsidiary” shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of Delaware.

“Wholly Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities (other than directors qualifying shares and/or other nominal amounts of shares required to be held by directors or other Persons under applicable law) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

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SCHEDULE 2

CONVERSION PRICE ADJUSTMENT PROVISIONS

(a)           No Adjustment of Conversion Price.

(i)            No adjustment in the Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if the consideration per share (determined pursuant to Section (a)(iv) below) for such Additional Shares of Common Stock issued or deemed to be issued by the Maker is at least equal to the Closing Share Price.   In addition, no adjustment in the Conversion Price shall be made if, prior to such issuance or deemed issuance of Additional Shares of Common Stock, the Maker receives written notice from the Payee agreeing that no such adjustment shall be made as a result of such issuance or deemed issuance.

(ii)           Issue of Securities to be a Deemed Issue of Additional Shares of Common Stock.

(A)         If the Maker at any time or from time to time after the Note Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of Additional Shares of Common Stock) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)         If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section (iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted prospectively to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(C)         If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock that are specifically excepted from the definition of

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Additional Shares of Common Stock), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) below (either because the consideration per share (determined pursuant to Section (a)(iv) below) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Note Issue Date), are revised after the Note Issue Date (either automatically pursuant the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Maker upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section (ii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)         Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section (e)(iii) below, the Conversion Price shall be readjusted prospectively to such Conversion Price as would have been obtained had such Option or Convertible Security never been issued.

(E)          No adjustment in the Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.

(iii)          Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Maker shall at any time after the Note Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (a)(ii) above), without consideration or for a consideration per share less than the Closing Share Price, then the Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock that the aggregate consideration received or to be received by the Maker for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided, however, that, (i) all shares of Common Stock issuable upon conversion  or exercise of shares of Series B Preferred Stock, Options or Convertible Securities outstanding immediately prior to such issue or upon exercise of such securities shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding shares of Series B Preferred Stock shall be determined without giving effect to any adjustments to the Conversion Price resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(iv)          Determination of Consideration.  For purposes of this Schedule 2, the consideration received by the Maker for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)          Cash and Property.  Such consideration shall:

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(I)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the Maker, excluding amounts paid or payable for accrued interest;

(II)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the members of the Board other than any member who will receive such property; and

(III)          in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Maker for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the members of the Board of Maker other than any member who will receive such consideration.

(B)           Options and Convertible Securities.  The consideration per share received by the Maker for Additional Shares of Common Stock deemed to have been issued pursuant to Section (iii) above, relating to Options and Convertible Securities, shall be determined by dividing:

(I)           the total amount, if any, received or receivable by the Maker as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

(II)          the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(v)           Multiple Closing Dates.  In the event the Maker shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to the Conversion Price pursuant to the terms of Section (a)(iii) above, and such issuance dates occur within a period of no more than sixty (60) consecutive days, then, upon the final such issuance, the Conversion Price shall be readjusted prospectively to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

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(b)           Adjustment for Stock Splits and Combinations.  If the Maker shall at any time or from time to time after the Note Issue Date effect a subdivision of the outstanding Common Stock (whether by stock split, stock dividend or otherwise), the Conversion Price in effect immediately before the subdivision shall be proportionately decreased.  If the Maker shall at any time or from time to time after the Note Issue Date combine the outstanding shares of Common Stock (whether by reverse stock split or otherwise), the Conversion Price in effect immediately before the combination shall be proportionately increased.  Any adjustment under this Section (b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)           Adjustment for Certain Dividends and Distributions.  In the event the Maker at any time, or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased, as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(ii)          the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d)           Adjustments for Other Dividends and Distributions.  In the event the Maker at any time or from time to time after the Note Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Maker (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Payee shall receive upon conversion of the Note, in addition to the number of shares of Common Stock to be received upon such conversion, the kind and amount of securities of the Maker, cash or other property that the Payee would have been entitled to receive had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the Payee.

(e)           Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 2(c) of the Series B Designation, if there shall occur a change in Control in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections (b), (c) or (d) of this Schedule 2), then, subject to the provisions of Section 4(b) of the Note, following any such reorganization, recapitalization, reclassification, consolidation or merger, the outstanding principal amount of the Note, and any accrued but unpaid interest thereon, shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of

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shares of Common Stock of the Maker issuable upon conversion of this Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Schedule 2 with respect to the rights and interests thereafter of the holders of the Common Stock, to the end that the provisions set forth in this Schedule 2 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of this Note.

(f)            Rounding of Calculations; Minimum Adjustments.  All calculations under this Schedule 2 shall be made to the nearest one tenth of a cent ($0.001), with five one hundredths of a cent ($0.0005) rounded down.  No adjustment in the Conversion Price is required if the amount of such adjustment would be less than one cent ($0.01); provided, however, that any adjustments which by reason of this Section (f) are not required to be made will be carried forward and given effect in any subsequent adjustment.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

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